Exhibit 10.13

Summary of 2007 Base Salaries for 2006 Named Executive Officers

Fiscal 2007 base salaries for the five executive officers named in the 2006 proxy statement are as follows:

David W. Cole: $475,000

Brian V. Turner: $364,000

Randall J. Fagundo: $325,000

James C. Blakely: $262,005

Alexander C. Camara: $245,003